CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 30, 2010 (except Footnote 18, 19, 20, 22 and 24 dated May 13, 2010) on the financial statements of ZST Digital Networks, Inc. and Subsidiaries and the condensed Parent only financial statements of ZST Digital Networks, Inc. which appear in the annual report on Form 10-K/A, for the year ended December 31, 2009, 2008, and 2007, filed May 18, 2010.

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York

Dated: October 18, 2010